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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation in the following Registration Statements of UTI Energy Corp. of our report dated February 11, 2000, with respect to consolidated financial statements and schedule of UTI Energy Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

         Form                                         Description
         ----                                         -----------

         S-8 1997 Amended and Restated Long-Term Incentive Plan, Norton Drilling Services, Inc. 1997 Stock Option Plan and Norton Drilling Services 1989 Stock Option Plan (No. 333-85865)

         S-8 UTI Energy Corp. 1993 Non-Qualified Stock Option Plan; First Amendment to Termination Agreement and Release; UTI Energy Corp. 1996 Employee Stock Option Plan; and UTI Energy Corp. Non-Employee Director Stock Option Plan (No. 333-13261)



                                                 /s/ ERNST & YOUNG LLP

Houston, Texas
March 27, 2000